united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2014 (April 8, 2014)

internet america, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6210 Rothway Street, Suite 100 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

    (713) 968-2500

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 8.01 Other Events

As previously reported, Internet America (OTCBB: GEEK) received a letter from Crexendo, Inc. (AMEX: EXE) on March 19, 2014 expressing Crexendo’s interest in acquiring all of the outstanding shares of stock of Internet America at a price of $.80 per share, payable in shares of Crexendo’s common stock. The Company’s Board of Directors had engaged legal counsel and today engaged a financial advisor, GulfStar Group, Inc. headquartered in Houston, TX to assist the Board in evaluating the Company’s strategic alternatives in light of Crexendo’s expressed interest.

Billy Ladin, Chairman of the Board of Directors of Internet America commented, “We are pleased to be working with an outstanding and experienced company like GulfStar Group as we explore our strategic alternatives.”

 Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2014

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr. Chief Executive Officer